Exhibit 1

                           Joint Filing Agreement

          The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, no par value, of Bio-Plexus, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated:  October 29, 1999



                                      Appaloosa Management L.P.
                                      By:  Appaloosa Partners Inc.,
                                           Its General Partner


                                      By:  /s/ David A. Tepper
                                           -------------------------
                                           David A. Tepper
                                           President


                                      /s/ David A. Tepper
                                      ------------------------------
                                      David A. Tepper